Exhibit 99.6

LinkedIn Post:

GMS Inc. posted to its LinkedIn account the following:

LinkedIn Post:

John Turner, Jr. posted to his LinkedIn account the following:

Additional Information

Under the terms of the acquisition agreement, Gold Acquisition Sub, Inc., a subsidiary of The Home Depot, Inc. and SRS Distribution, Inc., will commence a cash tender offer to purchase all of the outstanding shares of GMS’ common stock. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common stock of GMS or any other securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by The Home Depot, Inc. and Gold Acquisition Sub, Inc., and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by GMS. The offer to purchase common stock of GMS will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF GMS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer that will be named in the tender offer statement on Schedule TO. Copies of the documents filed with the SEC by GMS, including the solicitation/recommendation statement on Schedule 14D-9, will be available free of charge on GMS’ internet website at https://investor.gms.com.

Forward-Looking Statements

This document, including the exhibits attached hereto and incorporated herein, contains forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. Generally, these statements may be identified by the use of words such as “expect,” “intend,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. These forward-looking statements are based on a number of assumptions that could ultimately prove inaccurate. Forward-looking statements made herein with respect to the tender offer, the acquisition and related transactions, including, for example, the timing of the completion of the acquisition and the potential benefits of the acquisition, reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, GMS’ actual results may differ materially from its expectations or projections. The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements: (i) uncertainties as to the timing of the tender offer and the acquisition; (ii) uncertainties as to how many GMS stockholders will tender their shares in the tender offer; (iii) the possibility that competing acquisition proposals will be made; (iv) the possibility that GMS will terminate the acquisition agreement to enter into an alternative transaction; (v) the possibility that various closing conditions for the transactions contemplated by the acquisition agreement may not be satisfied or waived; (vi) the risk that the acquisition agreement may be terminated in circumstances requiring GMS to pay a termination fee; (vii) the potential impact of the announcement or consummation of the proposed transactions on GMS’ relationships, including with employees, suppliers and customers; and (viii) the other factors and financial, operational and legal risks or uncertainties described in GMS’ public filings with the SEC, including the “Risk Factors” section of GMS’ Annual Report on Form 10-K for the fiscal year ended April 30, 2025, as well as the tender offer materials filed and to be filed by The Home Depot, Inc. and Gold Acquisition Sub, Inc. in connection with the tender offer and the solicitation/recommendation statement to be filed by GMS. GMS disclaims any obligation or undertaking to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.